EXHIBIT 23.7


                         Report of Independent Auditors




The Board of Directors
Alaskan Cable Network



We have audited the accompanying combined balance sheets of the Alaskan Cable Network (see Note 1) as of December 31, 1995 and 1994, and the related combined statements of income, shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Alaskan Cable Network at December 31, 1995 and 1994, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                               ERNST & YOUNG LLP

                                                     /s/

Woodland Hills, California
February 9, 1996, except for
 Note 13, as to which the date is
 March 14, 1996



                                          General Communication, Inc. - Form 8-K
                                                                         Page 42